Exhibit 23
            Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-87844, 33-88982, 33-88984 and 33-63429) of Apollo Group, Inc. of our
report dated September 30, 1999, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP
Phoenix, Arizona
November 22, 1999